Exhibit 99.1

INmune Bio Announces Results of Additional Blinded Interim Analysis of Phase 2 Alzheimer’s Disease Trial Demonstrating Correlation between EMACC and CDR-SB Endpoints

BOCA RATON, Fla., Sept. 17, 2024 (GLOBE NEWSWIRE) --   INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology and inflammation company, today announced that results of additional analysis of blinded data from its AD02 Phase II Alzheimer’s Disease (AD) trial demonstrated  exceptional performance of the novel cognitive measure EMACC, as well as highly significant correlation between EMACC and the Clinical Dementia Rating-Sum of Boxes (CDR-SB), the accepted endpoint for AD trials.

“Based on how the EMACC was developed, we expected a robust correlation between EMACC and CDR when used side-by-side in a clinical trial, and this analysis, while confirming our hypothesis, also validates the selection of the cognitive endpoints measured in the AD02 trial,” said Judith Jaeger, Ph.D., an internationally recognized neuropsychologist and part of the team that partnered with biopharma to develop EMACC in 2017. “The CDR-SB was not designed to measure cognitive change in clinical trials; it was developed as a staging instrument and relies largely on subjective assessments. The EMACC, on the other hand, was empirically derived to measure cognitive change in early AD patients objectively. This high degree of precision offers a more accurate assessment of cognitive function.”

Key Findings

Statistical Correlation: An independent review confirmed a highly significant correlation (p<0.001) between baseline scores on EMACC and CDR-SB, the secondary endpoint in the AD02 trial. CDR-SB is the clinical rating scale most used in AD registration studies.

Reliability: The correlation of EMACC when measured during the screening process and again at the first study visit before treatment was found to be 0.93. Higher precision produces results that are more robust and replicable with smaller sample sizes.

Differentiation Capability: The difference in EMACC performance between patients with CDR global ratings of 0.5 (prodromal AD) and those rated 1.0 (mild dementia) was very large, with an effect size (Cohen’s d) of 0.87 (p<.0001). This demonstrates EMACC’s ability to accurately differentiate between disease stages, highlighting its sensitivity and precision.

“We believe the novel design elements used in our AD02 Phase 2 trial significantly de-risk our clinical program compared to traditional trial designs in AD drug development, and this analysis overwhelmingly supports our decision to use EMACC as the primary endpoint while further validating both size and duration of the trial,” said C.J. Barnum, Ph.D., VP of Neuroscience at INmune. “EMACC more accurately measures cognitive changes in early AD patients with biomarkers of inflammation, a key criteria for enrollment in our trial. We look forward to completing enrollment near the end of this quarter and to announcing topline data approximately six months from the last patient enrolled.”

A quick video from Dr. CJ Barnum describing the results from this interim analysis can be found by clicking here or following this link: https://youtu.be/6Api49YG_U0.

About EMACC

The Early AD/ MCI Alzheimer’s Cognitive Composite (EMACC) is an empirically derived cognitive measure composed of standardized and widely used neuropsychological tests. These tests, in combination, showed the greatest sensitivity to change in Early Alzheimer’s Disease (AD) patients over two years of follow-up. The performance characteristics of EMACC in early AD were first reported by Biogen at CTAD in 2021. Notably, EMACC was also found to be strongly associated with biological markers of inflammation in the Alzheimer’s Disease Neuroimaging Initiative (ADNI) AD study.

Conclusion

These data overwhelmingly confirm the suitability of EMACC as a primary endpoint in early AD studies.

About the Expert Consultant

Judith Jaeger, PhD, is the principal developer of the EMACC. Judith Jaeger PhD is founder of CognitionMetrics, a prominent neurocognition consulting firm. Dr. Jaeger is an internationally recognized expert in designing cognitive function testing programs to use in clinical trials with more than two decades’ experience.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ may potentially have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage inflammation and immunology biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss
Chief Financial Officer
(858) 964-3720

Daniel Carlson

Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Investor Contact:

Mike Moyer
Managing Director – LifeSci Advisors
mmoyer@lifesciadvisors.com